Exhibit 99.1

July 6, 2016

Towerstream Corporation Announces

Reverse Stock Split

MIDDLETOWN, R.I., July 6, 2016 (GLOBE NEWSWIRE) -- Towerstream Corporation (NASDAQ:TWER), a leading Fixed-Wireless Fiber Alternative company, announced today a reverse stock split of its shares of common stock at a ratio of 1-for-20. The purpose of this reverse split is to allow the Company to regain and maintain compliance with the minimum closing bid price of $1.00 per share as required by NASDAQ Listing Rules. At the market open on Thursday, July 7, 2016, Towerstream’s common stock will begin trading on a split-adjusted basis.

As a result of the reverse stock split, the Company's issued and outstanding shares of common stock will decrease to approximately 4,517,000 post-split shares (prior to effecting the rounding of fractional shares into whole shares as described below) from approximately 90,333,000 pre-split shares.

As a result of the reverse stock split, the total number of shares of common stock held by each stockholder will be converted automatically into the number of whole shares of common stock equal to the number of shares of common stock held by such stockholder immediately prior to the reverse stock split, divided by 20. No fractional shares will be issued, and no cash or other consideration will be paid. Instead, any stockholder who otherwise would have received a fractional share as a result of the reverse stock split will receive one whole share of the post-split common stock.

Stockholders who hold their shares in electronic form at their brokerage firms need not take any action, as the shares held in brokerage accounts will be automatically adjusted to reflect the reverse stock split. Stockholders holding paper certificates may (but are not required to) send the certificates to the Company's transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the reverse stock split to each requesting stockholder who submits its paper certificate.

Continental Stock Transfer & Trust Company

Attn: Reorganization Department - 8th Floor

17 Battery Park Place

New York, NY 10004

Telephone number: 917-262-2378

About Towerstream Corporation

Towerstream Corporation (NASDAQ:TWER) is a leading Fixed-Wireless Fiber Alternative company delivering high-speed Internet access to businesses. The Company offers broadband services in 12 urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Houston, Las Vegas-Reno, and the greater Providence area.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Towerstream's business. More detailed information about Towerstream and the risk factors that may affect the realization of forward-looking statements is set forth in Towerstream's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, Towerstream's Quarterly Reports on Form 10-Q and other filings submitted by Towerstream to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Towerstream undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

INVESTOR CONTACT:

Terry McGovern

Vision Advisors

415-902-3001

mcgovern@visionadvisors.net